Exhibit 10.17

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) dated as of March 29, 2017, is made by and among Solid Biosciences, LLC, a Delaware limited liability company (“Solid”), and the persons listed on Schedule A (each, an “Investor”).

RECITALS

WHEREAS, certain of the Investors (the “Solid Existing Investors”) hold Preferred Units and/or Series A Common Units of Solid and possess certain rights pursuant to a Registration Rights Agreement dated as of December 27, 2013, among Solid (under its former name, Solid Ventures, LLC) and such Investors (the “Solid Prior Agreement”); and

WHEREAS, certain of the Investors (the “GT Existing Investors”) hold Class A Voting Units, Class B Non-Voting Units and/or Class D Voting Units of Solid GT, LLC, a Delaware limited liability company (“GT”), and possess certain rights pursuant to Section 11.1(c) of the Second Amended and Restated Limited Liability Company Agreement of GT dated as of November 2, 2015, between GT and such Investors (the “GT Prior Rights”); and

WHEREAS, GT is being merged with and into Solid; and

WHEREAS, the Solid Existing Investors are holders of a majority of the voting power of the Registrable Securities (as defined in the Solid Prior Agreement) of Solid, and desire to amend and restate the Solid Prior Agreement in its entirety and to accept the rights and obligations created pursuant to this Agreement in lieu of the rights and obligations of the Solid Existing Investors under the Solid Prior Agreement; and

WHEREAS, the GT Existing Investors and certain of the other parties to this Agreement have the right to terminate the GT Prior Rights and replace them with rights and obligations pursuant to this Agreement; and

WHEREAS, certain of the Investors are parties to that certain Senior Preferred Units Purchase Agreement of even date herewith between Solid and such Investors, under which certain of Solid’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, certain Solid Existing Investors, certain GT Existing Investors and Solid;

NOW, THEREFORE, the Solid Existing Investors hereby agree that the Solid Prior Agreement shall be amended and restated, the GT Existing Investors hereby agree that the GT Prior Rights shall be terminated, and the parties to this Agreement further agree as follows:

1.    REGISTRATION RIGHTS. Solid and the Investors covenant and agree as follows:

Definitions. The following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Shares” shall mean the shares of the common stock of the Company owned by the Investors.

“Company” shall mean any corporation into which Solid converts.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Holders” shall mean any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 1.9.

“Investors” shall have the meaning set forth in the first paragraph of this Agreement.

“Person” shall mean an individual, partnership, limited liability company, corporation, joint venture, association, trust or any other entity or organization.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Qualified IPO” shall mean the first registration statement for an underwritten public offering of common stock of the Company pursuant to Section 1.1(b), (i) at a price per share of common stock of not less than twenty dollars ($20.00) (appropriately adjusted for splits, dividends, combinations, recapitalizations and the like), and (ii) with respect to which the Company receives aggregate gross proceeds attributable to sales for the account of the Company of not less than twenty million dollars ($20 million).

“Registrable Securities” shall mean (1) any Common Shares now or hereafter owned by the Investors, (2) any Common Shares issuable or issued upon conversion or exercise of any option, warrant, right or other security now or hereafter owned by the Investors, and (3) any Common Shares issued as (or issuable upon the conversion or exercise of any option, warrant, right or other security which is issued as) a distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Common Shares, options, warrants, rights or other securities; provided, however, that any Common Shares sold by a Person in a transaction in which such Person’s rights under this Agreement are not assigned pursuant to the terms of this Agreement shall cease to be Registrable Securities from and after the time of such sale; and provided, further, that any Common Shares which may be resold by a Holder pursuant to Rule 144 promulgated by the Commission under the Securities Act shall cease to be Registrable Securities from and after the time of the availability of Rule 144 for such resale provided such Holder owns less than one percent (1%) of the outstanding Common Shares.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Violation” shall mean any of the following statements, omissions or violations: (1) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any documents filed under state securities or “blue sky” laws in connection therewith, (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated thereunder.

1.1    DEMAND REGISTRATION. Subject to the restrictions of this Section 1.1, at any time after the earlier of thirty-six (36) months after the date of this Agreement or one hundred eighty (180) days following the effective date of a Qualified IPO, Investors holding not less than twenty percent (20%) of the then outstanding Registrable Securities shall have the right, by written notice to the Company, to request that the Company register the Registrable Securities under the Securities Act. The Company shall, within ten (10) days of the receipt of such notice, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.1(b) below, use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company. Any registration of Registrable Securities pursuant to a Registration Statement in accordance with this Section 1.1 is sometimes referred to herein as a “Demand Registration.”

(a)    If the Holder(s) requesting the registration (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.1 and the Company shall include such information in the written notice referred to in Section 1.1(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The managing underwriter or underwriters in such underwriting shall be selected by the Initiating Holders, subject to the approval of the Company (such approval not to be unreasonably withheld) and prior written acceptance of such underwriter or underwriters by the Initiating Holders. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters so selected; provided, however, that no such Holder shall be required to make any representations or warranties except as they relate to such Holder’s ownership of Registrable Securities and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 1.1, if the underwriter advises the Company or the Initiating Holders in writing that marketing factors require a limitation of the number of securities underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities being sold in the underwriting by each such Holder; provided, however, that no securities other than Registrable Securities shall be covered by such registration.

(b)    Holders of Registrable Securities shall be entitled to an aggregate of only two (2) Demand Registrations under this Agreement; provided, however, that the Company shall be obligated to effect as many registrations as may be requested by the Holders in the event and so long as a registration pursuant to Form S-3 or any similar “short-form” registration statement is available, provided that (i) such request must cover Registrable Securities which, together with other securities of the Company entitled to inclusion in such registration, are proposed to be sold at an aggregate price to the public of not less than two million dollars ($2,000,000), and (ii) the Company shall not be obligated to effect any such registration until the next calendar year if the Company has effected two (2) registrations on Form S-3 (or its then equivalent) pursuant to this Section 1.1(b) in a calendar year.

(c)    A registration will not count as a Demand Registration until the related Registration Statement has been declared effective by the Commission. The Registration Statement relating to the Demand Registration shall remain effective for up to six (6) months. In any registration initiated as a Demand Registration, the Company will pay all Registration Expenses (as defined in Section 1.6 hereof) in connection therewith, whether or not it becomes effective; provided that if the Holders of a majority of the Registrable Securities covered by a Registration Statement which has been filed (or which the Company notifies such Holders it is prepared to file within five days) but not yet become effective shall cause or request the Company to withdraw (or cease the preparation of) any such Registration Statement, the Holders of a majority of the Registrable Securities covered by such Registration Statement may thereafter request the Company to reinstate (or recommence preparation of) such Registration Statement, if permitted under the Securities Act, or to file another Demand Registration, in accordance with the procedures set forth herein, only upon agreeing in writing to reimburse the Company for all Registration Expenses over and above those Registration Expenses which the Company would not have incurred had such initial Demand Registration not been withdrawn.

(d)    The Company shall not be required to undergo or pay for any special audit to effect any Registration Statement under this Section 1.1, and if such a special audit would be required in order to file or effect a registration hereunder, the Company shall be entitled to delay the filing or effectiveness of such Registration Statement until a reasonable period of time following the completion of an audit in the ordinary course of the Company’s activities.

(e)    The Company shall be entitled to postpone for a reasonable period of time, but not in excess of ninety (90) calendar days after receipt of the request from the Initiating Holders, filing of any Registration Statement otherwise required to be prepared and filed by it if the Company, at the time it receives a request for registration, reasonably and in good faith believes that it would be materially disadvantageous to the Company for such filing to be made at the time requested; provided, however, that the Company will not utilize this right more than once in any twelve (12) month period.

(f)    The Company shall not be obligated to file a Registration Statement during (i) the period ending one hundred eighty (180) days after the effective date of the Company’s initial Registration Statement, or (ii) the ninety (90)-day period following the effectiveness of any other Registration Statement filed by the Company in connection with an underwritten offering of its securities.

1.2    PIGGYBACK REGISTRATION. If the Company proposes to register (including for this purpose a registration effected by the Company for Persons other than the Holders) any of its equity securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8, or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of this Section 1, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that, in the good faith judgment of the underwriter, marketing factors require a limitation of the number of securities underwritten, then (i) the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, (ii) the number of shares that may be included in the underwriting shall be allocated first to the Company and second to such Holders, and (iii) the aggregate number of Registrable Securities held by the Holders that may be included in the underwriting shall be allocated (as nearly as practicable) among all requesting Holders thereof under this Agreement in proportion to the amount of Registrable Securities sought to be sold by each such Holder. The Company shall have no obligation under this Section 1.2 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so (except for the payment of Registration Expenses in connection with any registration, whether or not completed).

1.3    OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such Registration Statement effective for up to six (6) months or until the Holders have completed the distribution referred to in such

Registration Statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such Registration Statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

(b)    Prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

(c)    Furnish to the Holders such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    Use diligent efforts to register and qualify the securities covered by such Registration Statement and under such other securities or “blue sky” laws of such states or jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    Use diligent efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company’s business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

(f)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(g)    Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)    Notify each Holder of Registrable Securities covered by such Registration Statement and such Holder’s underwriters, if any, and confirm such advice in writing: (1) when the Registration Statement has become effective, (2) when any post-effective amendment to the Registration Statement becomes effective, and (3) of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information.

(i)    Notify each Holder of Registrable Securities if at any time the Commission should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use diligent efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

(j)    Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(k)    As soon as practicable after the effective date of the Registration Statement, and in any event within sixteen (16) months thereafter, have “made generally available to its security holders” (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement and otherwise complying with Section 11(a) of the Securities Act.

1.4    OBLIGATIONS AND OTHER AGREEMENTS OF THE HOLDERS.

(a)    The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

(b)    Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 1.3(b), 1.3(g), 1.3(h) or 1.3(i), such Holder will forthwith discontinue disposition of the Registrable Securities until such Holder’s receipt of copies of the supplemented or amended Prospectus or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus current at the time of receipt of such notice.

1.5    FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6    EXPENSES OF REGISTRATION. (a) Subject to Section 1.1(c), all expenses incident to the Company’s performance of or compliance with the provisions of this Section 1, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, printing expenses and reasonable fees and disbursements of counsel for the Company and for the sellers of the Registrable Securities (subject to the provisions of Section 1.6(b) hereof) and of all independent certified public accountants of the Company, securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) will be borne by the Company, regardless of whether the Registration Statement becomes effective.

(b)    In connection with each registration pursuant to this Agreement, the Company will reimburse the Holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the Registrable Securities being registered.

1.7    INDEMNIFICATION.

(a)    INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, and each of such Holder’s partners, stockholders, members, officers, directors, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of, relates to or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.

(b)    INDEMNIFICATION BY HOLDERS. Each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its partners’ directors, officers, employees and affiliates, each officer and manager of each subsidiary or Affiliate of the Company, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other holder of securities being sold pursuant to such Registration Statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities

(joint or several) to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation promulgated thereunder, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder, severally and not jointly, will pay, as incurred, any legal or other expenses reasonably incurred by any Person entitled to be indemnified pursuant to this Section 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that, in no event shall the liability of any Holder under this Section 1.7(b) exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.7 except to the extent that the indemnifying party is materially prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

(d)    The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

(e)    Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

(f)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(g)    If the indemnification provided for in this Section 1.7 is required by its terms but is for any reason held to be unavailable or otherwise insufficient to hold harmless an indemnified party in respect of any loss, claim, damage or liability referred to herein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (1) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (2) if the allocation provided by clause (1) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 1.7, no Holder shall be required, pursuant to this Section 1.7, to contribute any amount in excess of the net proceeds received by such Holder from the sale of Registrable Securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

1.8    REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)    Use diligent efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)    Take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c)    Use diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)    Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after ninety (90) days after the effective date of the initial registration statement filed by the Company) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

1.9    ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more transferees or assignees who acquire (i) not less than 10% of all Registrable Securities held by the Holder as of the date hereof and (ii) not less than 5% of the then outstanding Registrable Securities; provided that such transferee or assignee delivers to the Company a written instrument by which such assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto. Any assignment of rights under this Section 1.9 shall only be effective provided that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the same and address of such transferee or assignee; and (y) such transferee or assignee agrees in writing to be bound by and subject to the conditions of this Agreement. Except as specifically set forth in this Section 1.9, neither this Agreement nor any Holder’s rights or privileges under this Agreement can be assigned or transferred in whole or in part.

1.10    LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS; EXISTING REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (1) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders which is included or (2) to require a registration of shares of the Company’s common stock under the Securities Act. The Company represents and warrants to the Holders that there are no registration rights relating to securities of the Company as of the date hereof, other than the registration rights which are granted to the Holders pursuant to this Agreement.

1.11    “MARKET STAND-OFF” AGREEMENT. Each Holder hereby agrees that, during the fourteen (14) day period prior to, and during the one hundred eighty (180) day period following the effective date of an IPO, it shall not, to the extent requested by the Company and the underwriter, sell or otherwise transfer or dispose of (other than to donees, affiliates or partners who agree to be similarly bound) any Registrable Securities except Registrable Securities included in such registration; provided, however, that all officers and directors of the Company and all other Persons (a) with registration rights (whether or not pursuant to this Agreement), or (b) who own five percent (5%) or more of the outstanding Common Stock of the Company, enter into similar agreements. For the avoidance of doubt, this Section 1.11 shall not apply to any Common Shares purchased by a Holder in the IPO or on the open securities markets or exchanges following such IPO.

1.12    CHANGES IN REGISTRABLE SECURITIES. If, and as often as, there are any changes in the Registrable Securities by way of unit split, distribution, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Section, as a condition to any such merger or consolidation.

1.13    TERMINATION OF RIGHTS. All registration rights granted in this Agreement shall terminate and be of no further force and effect with respect to a Holder as of the date when all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 under the Securities Act during any ninety (90) day period, provided such Holder owns less than one percent (1%) of the outstanding Common Stock of the Company.

2.    MISCELLANEOUS.

2.1    ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto.

2.2    GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements entered into and to be performed entirely within the State of Delaware, without regard to conflict of law provisions.

2.3    SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein (including, without limitation, Section 1.9), the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including any successor entity of the Company upon a reincorporation).

2.4    NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid or via facsimile or overnight courier and addressed to the party to be notified (1) if to a party other than the Company, at such party’s address set forth on Schedule A of this Agreement or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the Common Shares covered by this Agreement who has so furnished an address to the Company, or (2) if to the Company, at 161 First Street, 3rd Floor, Cambridge, MA 02142, or at such other address as the Company shall have furnished to the parties in writing.

2.5    SEVERABILITY. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.6    TITLES AND SUBTITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.7    DELAYS OR OMISSIONS; REMEDIES CUMULATIVE. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

2.8    AMENDMENT. This Agreement may not be amended or supplemented except by an instrument or counterparts thereof signed in writing by (i) the Company and (ii) Holders of a majority of the voting power of Registrable Securities (calculated as if all Registrable Securities, if not already shares of common stock, had been converted to shares of common stock); provided that no such amendment or supplement may materially impair the rights of, or impose any additional liability or obligation on, any Investor out of proportion to such effect on other Investors without such Investor’s consent.

2.9    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

2.10    NOT SHELL COMPANY. The Company represents and warrants that it is not a “shell company” within the meaning of Rule 12(b)-2 under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

SOLID BIOSCIENCES, LLC

By:	/s/ Ilan Ganot
Name:	Ilan Ganot
Title:	Chief Executive Officer

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